UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: January 3, 2006

ING Life Insurance and Annuity Company

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(Exact name of registrant as specified in its charter)

CONNECTICUT

(State of Incorporation)

333-86276, 333-86278, 333-104456, 333-130827, 333-130833

(Commission File Numbers)

#71-0294708

(IRS Employer Identification Number)

151 Farmington Avenue, Hartford, CT06156

(Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code      860-723-4646

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

THIS FILING IS MADE IN ACCORDANCE WITH ITEM NO. 8.01 OF SECTION 8 OF FORM 8-K:

Item 8.01.	Other Events.

On December 31, 2005 (the “merger date”), ING Insurance Company of America (“IICA”) merged with and into ING Life Insurance and Annuity Company (“ILIAC”). As of the merger date, IICA ceased to exist and was succeeded by ILIAC.

As of the merger date, all liabilities of IICA and all property owned by, and every contract right possessed by, IICA vested in ILIAC. All insurance and annuity contracts previously issued by IICA became contracts of ILIAC. On the merger date, each insurance or annuity contract owner of IICA became a contract owner of ILIAC, to the same extent and with the same rights, powers, privileges, liabilities and duties as though the contract owner’s contract with IICA had been originally issued by ILIAC.

ILIAC is a stock life insurance company domiciled in the state of Connecticut and is a wholly-owned subsidiary of Lion Connecticut Holdings Inc., which is an indirect, wholly-owned subsidiary of ING Groep N.V., a global financial services company based in The Netherlands. Prior to the merger date, IICA was a direct, wholly-owned subsidiary of ILIAC. IICA was a stock life insurance company domiciled in the state of Florida.

The Board of Directors and sole shareholder of ILIAC and the Board of Directors and sole shareholder of IICA approved the agreement and plan of merger on September 30, 2005. The State of Connecticut Insurance Department and the State of Florida Office of Insurance Regulation also approved the merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ING Life Insurance and Annuity Company

(Registrant)

Date: January 3, 2006	By:/s/James A. Shuchart
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James A. Shuchart

Assistant Secretary